Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Rally Software Development Corp.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boulder, Colorado

March 22, 2013